FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 13, 2003

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                0-19649                   58-1654960
(State or other          (Commission           (IRS Employer
jurisdiction of           File Number)    Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA  33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number,
including area code (813) 283-7000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 7. 	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No. 	Description

99.1 		Press Release, dated June 13, 2003,


Item 9.  	REGULATION FD DISCLOSURE.

On June 13, 2003, Checkers Drive-In
Restaurants, Inc. issued a press release entitled "Checkers(r)/Rally's(r) Unveils 80-City
"Road to the Brickyard 400(r)" National Tour;
"Official Burger" of Brickyard 400 Takes
Indianapolis Motor Speedway Relationship to the Streets", a copy of which is included as Exhibit 99.1.


SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



CHECKERS DRIVE-IN RESTAURANTS, INC.


By:________/S/______________________
Name:  Keith E. Sirois
Title:  Chief Executive Officer and President
Dated:  June 13, 2003

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600 *
Tampa, FL 33607 * (813) 283-7000 *
(813) 283-7001

CONTACT:	Kim Francis
		MARC Public Relations
		412-562-1186

Checkers(R)/Rally's(R) Unveils 80-City "Road to the Brickyard 400(R)" National Tour

'Official Burger' of Brickyard 400 Takes Indianapolis Motor
Speedway Relationship to the Streets

TAMPA, FL - June 13, 2003 - Checkers Drive-In Restaurants, Inc. (NASDAQ: CHKR), the nation's leading double drive-thru chain, this week kicked off their "Road to the Brickyard 400(R)" national tour in Tampa, Fla., and Long Island, NY, simultaneously. As the "Official Burger" of the Brickyard 400 NASCAR(R) Winston Cup Series event, one of the hottest events in racing, Checkers(R)/Rally's(R) is paving the road to the Brickyard 400 with free burgers, onsite appearances of the #1 Pennzoil car and #15 NAPA Auto Parts car, pace car appearances, and chances to win an official pace car replica and race-day tickets.

"We're glad to be able to share our enthusiasm about the Brickyard 400 with our loyal customers across the country," said Richard S. Turer, Checkers Drive-In Restaurants, Inc.'s Vice President of Marketing. "Our Company-owned and franchised stores will be participating in this exciting national tour that innovatively reinforces our brand's fun and fast identity. Nearly 120 restaurants will be hosting this great event."

There are approximately 80 cities scheduled for the "Road to the Brickyard 400" 10-week, national tour, which ends at the Indianapolis Motor Speedway, home of the Brickyard 400, on August
3. Scheduled markets include: Tampa, Miami, West Palm Beach and Orlando, Florida; Indianapolis and Fort Wayne, Indiana; Atlanta, Augusta and Macon, Georgia; Baltimore, Maryland; Washington, D.C.; Philadelphia, Pennsylvania; Cincinnati, Cleveland and Columbus, Ohio; Louisville, Lexington and Bowling Green, Kentucky; Memphis, Tennessee; and New Orleans, Louisiana, among other markets.

"Since the Brickyard 400 is one of the largest and most watched NASCAR races, race fans won't want to miss 'The Road to the Brickyard 400' events that will be visiting their local Checkers and Rally's," continued Mr. Turer. "Free burgers, great prizes and the Brickyard - that's an award-winning combo."

The Checkers/Rally's Pit Crew will be traveling from city to city, giving away free Checkerburgers(R) and Rallyburgers(R), discounted coupons and other official licensed merchandise, and answering motorsports questions. Customers can take pictures with the #1 Pennzoil car or #15 NAPA Auto Parts car and an official pace car that will be onsite. Attendees will have the chance to instantly win tickets to the Brickyard 400 and can participate in the Brickyard 400 sweepstakes for a chance to win an official pace car replica. The sweepstakes and special food offers are running nationally at participating Checkers and Rally's.

Like the Indianapolis Motor Speedway, Checkers thrives on speed, quality, teamwork, leadership, and of course, cars that move fast through their drive-thrus. This similarity in brand personalities and values makes Checkers' association with the Indianapolis Motor Speedway a natural connection. As always, Checkers/Rally's continues to stay focused on speed, great performance and making sure their 'fans' drive away happy.

Checkers Drive-In Restaurants, Inc.
Checkers Drive-In Restaurants, Inc. (www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, produces, owns, operates and franchises quick service "double drive- thru" restaurants.
Except for historical information, this announcement contains "forward-looking" and "Safe Harbor" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.